Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL

to Tender Shares of Common Stock of

NEXTEST SYSTEMS CORPORATION

at

$20.00 NET PER SHARE

pursuant to the Offer to Purchase

dated December 21, 2007

by

NAC EQUIPMENT CORPORATION

a wholly owned subsidiary of

TERADYNE, INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF WEDNESDAY, JANUARY 23, 2008, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

By Mail:	By Overnight Mail or Courier:

Computershare Trust Company, N.A. P.O. Box 43011 Providence, RI 02940-3011 Attn: Corporate Actions Voluntary Offer	Computershare Trust Company, N.A. 250 Royall Street Canton, MA 02021 Attn: Corporate Actions Voluntary Offer

ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, GEORGESON, INC., OR THE DEALER MANAGER, GOLDMAN, SACHS & CO. AT THE ADDRESSES AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THE OFFER TO PURCHASE.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED THEREFOR AND COMPLETE THE SUBSTITUTE FORM W-9.

THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share Certificate(s))	Share(s) Tendered (Attach additional list if necessary)
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares

      *  Need not be completed by stockholders tendering by book-entry transfer.

    **  Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

This Letter of Transmittal is to be used (i) if you are sending your physical certificate(s) with this Letter of Transmittal or (ii) if delivery of Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at the Book-Entry Transfer Facility (as defined below), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, unless an Agent’s Message (as defined in the Offer to Purchase) is utilized.

Holders of outstanding shares of common stock, par value $0.001 per share, of Nextest Systems Corporation, whose certificates for such shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary on or prior to the expiration of the Offer, or who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2 to this Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING (please enclose a photocopy of such notice of guaranteed delivery):

Name(s) of Registered Owner(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery: , 200

Name of Institution that Guaranteed Delivery:

If delivery is by book-entry transfer:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Ladies and Gentlemen:

The undersigned hereby tenders to NAC Equipment Corporation, a Delaware corporation (“Offeror”) and a wholly owned subsidiary of Teradyne, Inc., a Massachusetts corporation (“Parent”), the above-described shares of common stock, par value $0.001 per share (the “Shares”), of Nextest Systems Corporation, a Delaware corporation (the “Company”), pursuant to Offeror’s offer to purchase all outstanding Shares at $20.00 per Share, net to the seller in cash without interest and subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 21, 2007 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (the “Letter of Transmittal”, which, as each may be amended or supplemented from time to time, together constitute the “Offer”). The Offer is being made in connection with the Agreement and Plan of Merger, dated December 11, 2007, among Offeror, Parent and the Company (the “Merger Agreement”). The Offer expires at 12:00 Midnight, New York City time, at the end of Wednesday, January 23, 2008, unless extended as described in the Offer to Purchase (as extended, the “Expiration Date”).

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, Offeror all right, title and interest in and to all the Shares that are being tendered hereby (and any and all other Shares or other securities issued or issuable in respect thereof on or after December 21, 2007) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares (and all such other Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares (and all such other Shares or securities), or transfer ownership of such Shares (and all such other Shares or securities) on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Offeror, (ii) present such Shares (and all such other Shares or securities) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and all such other Shares or securities), all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints the Board of Directors of Offeror, or any of member thereof, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting, consent and other rights of the undersigned in such manner as each such attorney and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment by Offeror prior to the time of any vote or other action (and any and all other Shares or other securities issued or issuable in respect thereof on or after December 21, 2007), at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned meeting), or otherwise. This proxy and power of attorney is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Shares by Offeror in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy or power of attorney granted by the undersigned at any time with respect to such Shares (and all such other Shares or securities), and no subsequent proxies or powers of attorney will be given by the undersigned (and if given, will not be deemed to be effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered herein (and any and all other Shares or other securities issued or issuable in respect thereof on or after December 21, 2007) and that when the same are accepted for payment by Offeror, Offeror will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Offeror to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby (and all such other Shares or securities).

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of the Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and Offeror upon the terms and subject to the conditions of the Offer.

Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any Shares purchased, and return certificates for any Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of the Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of any Shares purchased and any certificates for the Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Shares purchased and return certificates for any Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that Offeror has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if Offeror does not accept for payment any of the Shares so tendered. If indicated under “Wire Instructions,” please wire the purchase price of any Shares purchased net of the $100 wire processing fee to the bank account indicated in lieu of issuing a check for the purchase price of such Shares.

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 6, 7 and 8)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 6, 7 and 8)

To be completed ONLY if the check for the purchase price of the Shares purchased (less the amount of any Federal income and backup withholding tax required to be withheld) or certificates for the Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue    ☐  check    ☐  certificates to:

To be completed ONLY if the check for the purchase price of the Shares purchased (less the amount of any Federal income and backup withholding tax required to be withheld) or certificates for the Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Mail    ☐  check    ☐   certificates to:

Name	Name
(Please Print)	(Please Print)
Address	Address

(Zip Code)	(Zip Code)

Taxpayer Identification Number

WIRE INSTRUCTIONS

(See Instructions 7 and 8)

To be completed ONLY if the registered owner is entitled to receive more than $500,000 in consideration for the Shares tendered herewith and elects, at such owner’s sole discretion, to pay the $100 wire processing fee and to receive the proceeds by wire transfer.

Bank Name
(Please Print)
Bank Address
Bank Phone Number
ABA Number
Bank Account Number
Bank Account Registration
For Further Credit to
Swift Code (foreign wires only)

SIGN HERE (Please complete Substitute Form W-9 below)

Signature(s) of Stockholder(s) Dated , 200

Name(s)

(Please Print)

Capacity (full title)

Address

(Zip Code)

Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)

(If required, see Instructions 1 and 5)

(For use by Eligible Institutions only.

Place medallion guarantee in space below)

Name of Firm

Address

(Zip Code)

Authorized Signature

Name

(Please Print)

Area Code and Telephone Number

Dated , 200

SUBSTITUTE
Form	W-9	Part I Taxpayer Identification No.—For All Accounts

Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification No.		Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.	Social Security Number OR Employer Identification Number	Part II For Payees Exempt From Backup Withholding (see enclosed Guidelines)

Part III Certification—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;

(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (defined in the instructions).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement
(IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

Signature	Date , 200

Printed Name:

Address:

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1.    Guarantee of Signatures.    Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Shares) tendered herewith and such holder(s) has not completed the box entitled “Special Payment Instructions” or the box entitled “Wire Instructions” on this Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2.    Delivery of Letter of Transmittal and Shares.    This Letter of Transmittal is to be used either (i) if certificates are to be forwarded herewith or, (ii) if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase (unless an Agent’s Message is utilized). Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Shares and all other required documents to the Depositary by the Expiration Date must tender their Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Offeror must be received by the Depositary by the Expiration Date; and (iii) the certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three Nasdaq Global Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

The method of delivery of the Shares and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder. If certificates for the Shares are sent by mail, registered mail with return receipt requested, properly insured, is recommended.

No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal, the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Shares.

3.    Inadequate Space.    If the space provided herein is inadequate, the certificate numbers and/or the number of the Shares should be listed on a separate schedule attached hereto.

4.    Partial Tenders (not applicable to stockholders who tender by book-entry transfer).    If fewer than all Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Shares represented by the old certificate will be issued and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions,” as the case may be, on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.    Signatures on Letter of Transmittal; Stock Powers; Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

If any of the Shares tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of the certificates.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or Shares not tendered or not purchased are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Offeror of the authority of such person so to act must be submitted.

6.    Stock Transfer Taxes.    Offeror will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to Offeror pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7.    Special Payment, Delivery and Wire Transfer Instructions.    If the check for the purchase price of any Shares purchased is to be issued, or any Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Shares by book-entry transfer may request that Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under “Special Payment Instructions.” If no such instructions are given, any such Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

If the Shares are being tendered by a registered holder who is entitled to receive more than $500,000 in exchange for tendering such certificates, the registered holder may elect, at such holder’s sole discretion, to receive payment by electronic wire transfer (rather than by bank check), in which case payment will be made net of the $100 wire processing fee. If such an election is made, the registered holder should complete the “Wire Instructions” box above. The Depositary is not liable for wires that do not transmit through the banking system. Any funds that are returned via wire due to incorrect supplied information will be returned to the holder in the form of a check.

8.    Waiver of Conditions.    The conditions of the Offer (except for the Minimum Condition as defined in the Offer to Purchase, which may only be waived with the Company’s prior written consent) may be waived, in whole or in part, by Offeror, in its sole discretion, or Teradyne, in its sole discretion, at any time and from time to time, in the case of any Shares tendered. See Section 14—“Conditions of the Offer” of the Offer to Purchase.

9.    Mutilated, Lost, Stolen or Destroyed Certificates.    If the certificate(s) representing Shares to be tendered have been mutilated, lost, stolen or destroyed, the stockholder should (i) complete this Letter of Transmittal and check the appropriate box above and (ii) contact the Company’s Transfer Agent, Computershare Trust Company, N.A. immediately by calling (781) 575-2879. The Transfer Agent will provide such stockholder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The stockholder may be required to give Offeror a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed.

10.    Requests for Assistance or Additional Copies.    Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent at the address or telephone numbers set forth below or from the Dealer Manager at the address or telephone numbers set forth below.

11.    Substitute Form W-9.    Under the U.S. Federal income tax laws, the Depositary may be required to withhold 28% of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee that is a U.S. person, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. For federal tax purposes, a U.S. person is: (i) an individual who is a U.S. citizen or U.S. resident alien, (ii) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, (iii) an estate (other than a foreign estate), or (iv) a domestic trust (as defined under the applicable Treasury Regulations). In general, if a stockholder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to penalties imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, certain foreign persons) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign person qualifies as an exempt recipient, such stockholder or payee must submit a Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, or such other form W-8 as may be applicable, to the Depositary. Such certificates can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service in a timely manner. Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% of any payments made to such a person failing to return a completed Substitute Form W-9 pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

The Information Agent for the Offer is:

Georgeson, Inc.

199 Water Street, 26th Floor

New York, NY 10038-3560

Banks and Brokers Call: (212) 440-9800

All Others Call Toll Free: (800) 733-6092

The Dealer Manager for the Offer is:

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Call Collect: (212) 902-1000

Call Toll-Free: (800) 323-5678